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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 33-75308, 33-45811, 333-105087, 333-81154, 333-34077, 333-115271, 333-149637 and 333-122064 on Form S-8 of our report dated August 28, 2008, relating to the consolidated financial statements and financial statement schedule of Bally Technologies, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph for the adoption of new accounting standards relating to share-based payment and accounting for income taxes), and of our report dated August 28, 2008, relating to internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of Bally Technologies, Inc. and subsidiaries for the year ended June 30, 2008.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
August 28, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM